MESA LABORATORIES, INC.
12100 West Sixth Avenue
Lakewood, Colorado  80228
Telephone:  (303) 987-8000


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, October 21, 1999


To the Shareholders:

	PLEASE TAKE NOTICE that the Annual meeting of Shareholders of Mesa Laboratories, Inc. (the "Company") will be held at the Company's offices at 12100 West Sixth
Avenue, Lakewood, Colorado 80228, on Thursday, October 21,
1999 at 3:00 PM.

1. To elect five directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified; and

2. To approve the establishment of the 1999 stock compensation plan for the benefit of certain officers, directors, employees and advisors of the Company (the "1999 Stock Compensation Plan
Proposal"); and

3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on August 30, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

A Proxy Statement which describes the foregoing proposal and a form of Proxy accompany this Notice.

						By Order of the Board of
Directors




Dated:  September 3, 1999			Steven W.
Peterson
						Secretary






IMPORTANT

Whether or not you expect to attend the Meeting, you are urged to execute the accompanying proxy and return it promptly in the enclosed reply envelope which requires no postage. Any shareholder granting a proxy may revoke the same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the Meeting.


MESA LABORATORIES, INC.
12100 West Sixth Avenue
Lakewood, Colorado  80228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, October 21, 1999

SOLICITATION OF PROXY


	The accompanying proxy is solicited on behalf of the Board of Directors of Mesa Laboratories, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 21, 1999, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about September 3, 1999.

	Execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and to vote in person. Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Meeting. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposal to approve the establishment of the 1999 Stock Compensation Plan, and in accordance with his best judgment on all other matters that may properly come before the Meeting.

	The enclosed proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR". If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD". If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.


PURPOSE OF MEETING

	As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Meeting are as follows:

1. To elect five directors to hold office for the term specified herein or until their successors are elected and qualified; and

2. To approve the establishment of the 1999 stock compensation plan for the benefit of certain officers, directors, employees and advisors of the Company (the "1999 Stock Compensation Plan
Proposal"); and

3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


VOTING AT MEETING

	The voting securities of the Company consist solely of common stock, no par value per share (the "Common Stock").

	The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on August 30, 1999, at which time the Company had outstanding and entitled to vote at the meeting 3,790,476 shares of Common Stock. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

	Shareholders representing a majority of the Common
Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum. The election of directors and approval of the 1999 Stock Compensation
Plan Proposal each will require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the Meeting and entitled to vote thereon. Cumulative voting for directors is not authorized and proxies cannot be voted for more than five nominees.


STOCK OWNERSHIP

	The following table sets forth the number of shares of
the Company's Common Stock owned beneficially as of March
31, 1999, by each person known by the Company to have owned
beneficially more than five percent of such shares then
outstanding, by each officer and director of the Company and by all of the Company's' officers and directors as a group.
This information gives effect to securities deemed
outstanding pursuant to Rule 13d-3(d)(1) under the
Securities Exchange Act of 1934, as amended.  As far as is
known to management of the Company, no person owns
beneficially more than five percent of the outstanding
shares of Common Stock as of March 31, 1999 except as set
forth below.
				   Amount and    Percentage of
Name of Beneficial	   Nature of    Class Beneficially
   Owner(1)           Beneficial Owner	  Owned
Luke R. Schmieder	       446,017  (2)	  11.0

Steven W. Peterson	  69,450  (3)	   1.7

Paul D. Duke	       154,465  (4)	   3.8

H. Stuart Campbell	  62,000  (5)	   1.5

Philip D. Quedenfeld	 169,870  (6)        4.2

Michael T. Brooks	           200	          --

All officers and	       902,002  (7)	  22.0
directors as a group
(6 in number)

(1) The business address for each person identified herein is 12100 West Sixth Avenue, Lakewood, Colorado 80228
(2) Includes 11,000 shares which Mr. Schmieder has the right to acquire within 60 days by exercise of stock options.
(3) Includes 15,250 shares which Mr. Peterson has the right to acquire within 60 days by exercise of stock options.
(4) Includes 11,000 shares which Mr. Duke has the right to acquire within 60 days by exercise of stock options.
(5) Includes 11,000 shares which Mr. Campbell has the right to acquire within 60 days by exercise of stock options.
(6) Includes 11,000 shares which Mr. Quedenfeld has the right to acquire within 60 days by exercise of stock options.
(7) Includes 59,250 shares which the officers and directors of the Company as a group have the right to acquire within 60 days by exercise of stock options.


BOARD OF DIRECTORS

	The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. The Board meets regularly throughout the year, including the annual organization meeting following the Annual Meeting of Shareholders, to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the board met four times.

	The Board of Directors has established Compensation and Audit Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.
The functions of these committees, their current members, and the number of meetings held during the last fiscal year are described below.

	The Compensation Committee consists of Messrs. Campbell, Brooks and Quedenfeld. Its function is to recommend the compensation to be paid to the President and certain other employees, and for the development of policies on employee compensation and benefits. The Compensation Committee met once during the fiscal year ended March 31, 1999.

	The Audit Committee consists of Messrs. Campbell, Brooks and Quedenfeld. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practice. The Audit Committee met twice during the fiscal year ended March 31, 1999.

	The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

	No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

	Each non-employee director will be compensated separately for service on the Board and is reimbursed for expenses to attend Board meetings. Members of the Audit and Compensation Committees are not compensated separately for service on those committees. In addition, non-employee directors participate in the Outside Director Stock Option Plan. See "Executive Compensation - Compensation of Directors."


ELECTION OF DIRECTORS

	At the Meeting, five directors are to be elected. Each director will be elected for a one-year term or until his successor is elected and qualified.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication therein or revocation thereof by the shareholder granting such proxy, in favor of the persons named below as directors, to hold office for the term stated in the preceding paragraph. The person named as proxy in the enclosed proxy has been designated by management and intends to vote for the election to the Board of Directors of the persons named below, each of whom is now a director of the Company. If the contingency should occur that any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that management may designate. Management knows of no reason why any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the respective persons, and in part from the records of the Company.

Nominees for Election as Directors
Name and Address		 Age		Office
Luke R. Schmieder		  56		President, Chief
12100 West Sixth Avenue             Executive Officer,
Lakewood, Colorado	            Treasurer and Director

Paul D. Duke		  57		Vice President and
12100 West Sixth Avenue             Director
Lakewood, Colorado

Philip D. Quedenfeld	  68		Director
12100 West Sixth Avenue
Lakewood, Colorado

H. Stuart Campbell	  69		Director
12100 West Sixth Avenue
Lakewood, Colorado

Michael T. Brooks		  50		Director
12100 West Sixth Avenue
Lakewood, Colorado

(1) The term of office of each officer of the Company is at the discretion of the Board of Directors.

Luke R. Schmieder, President, Chief Executive Officer,
Treasurer and Director

	Mr. Schmieder attended Ohio State University and Ohio University taking courses in mechanical engineering and business management. Mr. Schmieder was employed from 1970 to 1977 by Cobe Laboratories, Inc. (manufacturer of dialysis and cardiovascular equipment and supplies) as a designer and process controller on various projects. From 1977 to 1982, Mr. Schmieder served as president and principal of a consulting company for product and process development primarily in the medical field. Mr. Schmieder has served as president and a director of the Company since its inception in March 1982.

Paul D. Duke, Vice President and Director

	Mr. Duke received his initial medical training while on active duty with the United States Navy and while attending the University of Alabama. Mr. Duke was employed from 1965 to 1969 by the University of Alabama Medical Center as chief hemodialysis technician and was employed by Cobe
Laboratories, Inc. From 1969 to 1973 as field service and training technician. From 1973 to 1979, he served in various capacities for Cordis Dow Corporation (manufacturer of pacemakers and hemodialysis equipment and supplies), including sales, product management, European training manager and national service manager. From 1980 to 1982, Mr. Duke served as proprietor and president of a consulting company specializing in medical marketing, sales, service and training. Mr. Duke has served as vice president and a director of the Company since its inception in 1982.

H. Stuart Campbell, Director

	Mr. Campbell received his Bachelor of Science degree from Cornell University in 1951. From 1960 through September 1982, Mr. Campbell served in various capacities for Johnson & Johnson and Ethicon, Inc., a domestic subsidiary of Johnson & Johnson. From 1977 through September 1982, he was a Company Group Chairman with Johnson & Johnson and served as Chief Executive Officer and Chairman of the Board of Directors of eight major corporate subsidiaries. Mr. Campbell currently owns and serves as an officer of Highland Packaging Labs, Inc., Somerville, New Jersey (contract packaging business). He also serves as a director of Atrix Laboratories, Inc. (pharmaceutical and contract research and development company) and as chairman of Biomatrix, Inc., Ridgefield, New Jersey (biomaterials manufacturer). Mr. Campbell has served as a director of the Company since May 1983 and devotes such time as is necessary to the affairs of the Company.

Philip D. Quedenfeld, Director

	Mr. Quedenfeld received his Bachelor of Arts degree in English from Lake Forest University in 1954. At the time of his retirement in 1993, he was employed as manager of a Sears Department Store. He also served in numerous marketing and advertising positions with Sears at both headquarters and field levels for more than 30 years. Mr. Quedenfeld has served as a director of the Company since its inception in March 1982 and devotes such time as is necessary to the affairs of the Company.

Michael T. Brooks, Director

	Mr. Brooks received his Bachelor of Arts in History from Ohio Wesleyan University in 1971. While pursuing a career in fluid power, he received a Masters of Business from the University of Denver in 1983. Mr. Brooks was an independent manufacturer's representative from 1982 - 1985 at which time he purchased an interest in Fiero Fluid Power which he presently owns and operates. Fiero Fluid Power is a Rep/Distributor selling pneumatic and instrumentation equipment. He has been a director since October, 1998 and devotes such time as is necessary to the affairs of the Company.

None of the nominees has any family relationship with each other or any other officer or director of the Company. None of the nominees is being proposed for election pursuant to any arrangement or understanding between such nominee and any other person except only the directors and executive officers of the Company acting solely as such.

	Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to 240.16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from the reporting person (as hereinafter defined) that no Form 5 is required, the Company is not aware of any person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act with respect to the Company because of the requirements of
Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act ("reporting person"), that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT
THEY VOTE "FOR" THE ELECTION OF SUCH NOMINEES.
ADDITIONAL MATTER TO BE VOTED UPON BY SHAREHOLDERS

THE 1999 STOCK COMPENSATION PLAN PROPOSAL

	On August 5, 1999, the Board of Directors adopted and approved, subject to shareholder approval, the 1999 Stock Compensation Plan (the "1999 Plan"). The purpose of the
1999 Plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees, and advisors of the Company or any subsidiary of the Company in order to provide additional incentive for such persons to promote the success and the business of the Company or its subsidiaries and to encourage them to remain in the employ of the Company or its subsidiaries by providing such persons an opportunity to benefit from any appreciation of the Common Stock of the Company through the issuance of stock options to such persons in accordance with the terms of the 1999 Plan. The Board of Directors believes that the best interests of the Company and its subsidiaries, if any, would be served by increasing their ability to secure and retain highly qualified and experienced officers, directors, employees and advisors through affording them an opportunity to acquire a stake in the future of the Company or its subsidiary by acquiring an equity position in the Company.
It is the desire of the Board of Directors to assure by appropriate means the maximum efforts and fullest measure of continued loyal association with the Company or its subsidiaries on the part of their respective officers, directors, employees and advisors. It is intended that options granted pursuant to the 1999 Plan shall constitute either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute Incentive Options ("Nonqualified Options") at the same time of issuance of such options.

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS
THAT THEY  VOTE "FOR" THE ESTABLISHMENT AND ADOPTION OF
THE 1999 STOCK COMPENSATION PLAN.

The 1999 Plan provides that incentive stock options and non-qualified stock options would be granted to certain officers, directors, employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee. A total of 300,000 shares of Common Stock would be authorized and reserved for issuance under the 1999 Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The 1999 Plan would be administered by the Compensation Committee which would have the sole authority to interpret the 1999 Plan and to make all determinations necessary or advisable for administering the 1999 Plan, including but not limited to (i) who shall be granted options under the 1999 Plan, (ii) the term of each option, (iii) the number of shares covered by such option,
(iv) whether the option shall constitute an incentive option or a nonqualified option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the option, provided that the exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option, (vi) the period during which the option may be exercised, (vii) whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments, and
(viii) the time or times at which the options shall be granted. Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee of the Company ceases to be employed by the Company; provided, however, that the Compensation Committee has the right to extend the exercise period following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of stock of the Company or a combination thereof.

As of this date, the Company has not granted any options under the 1999 Plan.

If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the 1999 Plan, such shares which have not been so purchased thereunder shall again become available for the purposes of the 1999 Plan unless the 1999 Plan shall have been terminated.

The Company has been advised that the federal income tax consequences of the 1999 Plan to the Company and the optionees, and possible exercise of options granted under the 1999 Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the 1999 Plan. This discussion does not purport to address all of the tax consequences that may be applicable to any particular optionee or to the Company.
In addition, this discussion does not address foreign, state, or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this Proxy Statement.

The income tax treatment of nonstatutory options is
governed by   83 of the Code.  This Section basically
provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if an option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of its exercise or disposal of the option but not at the time of its grant. The Company will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income. Consequently, whether the grant or the exercise of the nonstatutory option has a readily ascertainable fair market value at grant will determine whether the grant or exercise of the nonstatutory option is the taxable event for the optionee who rendered the services for which the option was granted.

No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by an employee. In addition, the employer generally will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period. The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of the exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of 421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer's alternative minimum taxable income.



EXECUTIVE COMPENSATION

	The following table, and its accompanying explanatory footnotes, includes annual and long-term compensation information on the Company's Chief Executive Officer for services rendered in all capacities during the fiscal years ended March 31, 1999, March 31, 1998 and March 31, 1997. No other executive officer received total annual salary and bonus for the fiscal year ended March 31, 1999 in excess of $100,000.



SUMMARY COMPENSATION TABLE

	Annual Compensation           	Long Term
	                                   Compensation

	Name and                                         All
	Principal   Fiscal                   Options    Other
	Position	Year   Salary Bonus(1)	 Granted	Comp
Luke R.
Schmieder, Chief
Executive Officer 1999  $96,061 $18,436     4,000       -
                  1998  $92,019 $19,367     4,000       -
            	1997	$88,775 $14,000  	  4,000       -


(1) Reflects bonus earned in fiscal year, but paid in the following fiscal year.

The following summary table sets fourth information concerning grants of stock options made during the fiscal year ended March 31, 1999 to the Company's Chief
Executive Officer.
	Option Grants in Last Fiscal Year

Name	      Options    Percent of      Exercise Expiration
            Granted    Total Options   Price    Date
                       Granted
	                 in Fiscal Year
Luke R.
Schmieder	4,000       	5%       $6.33	March 31,
                                                2003

Compensation of Directors

	The Company has adopted a nonqualified performance stock option plan, approved by the shareholders of the Company in October 1991, for the benefit of the directors of the Company. The plan provides that each director of the Company serving as a director as of the first day after the end of the Company's fiscal year shall be granted the option to purchase 5,000 shares of Common Stock, provided that the Company has achieved a net after-tax profit for the
immediately prior fiscal year then ended.   The purchase
price of the Common Stock will be equal to the fair market value of the Common Stock on the date of grant. The date of grant is the first business day in the month following the end of the Company's most recently completed fiscal year. The fair market value is an amount equal to 100% of the closing bid price of the Common Stock on the over-the-counter market on the date of grant.

	The options are granted for a term of up to five years and may be exercised at any time after one year from the date of grant until the end of the fifth year from the date of grant. Any optionee may pay the exercise price by delivering shares of common stock with a value equal to the exercise price. The company has reserved 150,000 shares of its authorized but unissued Common Stock for possible issuance pursuant to the plan.

	On October 3, 1996, the Company adopted a new nonqualified performance stock option plan for the benefit of the Company's outside Directors. The plan provides that the outside Directors will receive grants to be determined and approved by the Company's inside directors and not to exceed 20,000 options per year per director. Under the terms of the plan, the options are exercisable for a term of ten years, and during such term are exercisable as follows:
25% after each year, and 100% anytime after the fourth year until the end of the tenth year. The purchase price of the common stock will be equal to 100% of the closing bid price of the common stock on the over-the-counter market on the date of grant.

	On April 1, 1998, each of the Company's three outside directors were granted options to purchase 4,000 shares of Common Stock at $5.75 per share. The Company's two inside directors each were granted options to purchase 4,000 shares of Common Stock at a price of $5.75 per share for Mr. Duke and at a price of $6.33 per share for Mr. Schmieder.

	Currently all outside directors receive cash compensation of $500 for each Board of Directors meeting attended in person.

Incentive Stock Option Plans

	The Company has adopted three incentive stock option plans, approved by the shareholders of the Company in September 1984, October 1989 and November 1993, respectively, for the benefit of the Company's employees. The plans are administered by the non-participating members of the Board of Directors, who select the optionees and determine the terms and conditions of the stock option grant. The exercise price for options granted under the plans cannot be less than the fair market value of the stock at the date of grant or 110% of such fair market value with respect to options granted to any optionee who holds more than 10% of the Company's Common Stock. Options are not exercisable until one year after the date of grant and expire five years after the date of grant. All outstanding options are subject to vesting provisions whereby they become exercisable over a four-year period. The plans authorize options to purchase up to 200,000, 300,000 and 300,000 shares of Common Stock, respectively.

	As of March 31, 1999, options to purchase a total of 271,000 shares were outstanding, at exercise prices ranging from $2.25 to $7.70 per share. Further, as of March 31, 1999, options to purchase an aggregate of 77,074 shares remained available for grant under the latter two plans.
The plan adopted in September 1984 was terminated effective June 1, 1993. Options were granted during the fiscal year ended March 31, 1999, pursuant to the Company's incentive stock option plans, to each of the Company's executive officers. Options to purchase 4,000 shares at $5.75 share were granted to Mr. Steven W. Peterson, Vice President-Finance and Mr. Paul Duke, Vice President, respectively.
Mr. Luke R. Schmieder, President, was granted options to purchase 4,000 shares at $6.33 share.

Retirement Plan

	No retirement, pension or profit sharing program has been adopted by the Company. The Company may offer stock bonuses, profit sharing or pension plans to key employees or executive officers of the Company in such amounts and upon such conditions as the Board of Directors may in its sole discretion determine.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUTANTS

	Ehrhardt Keefe Steiner & Hottman PC, Denver, Colorado, conducted the audits of the Company's accounting records since 1986 and the Board of Directors expects to engage the same firm to audit the Company's accounting records for the fiscal year ending March 31, 2000. Ehrhardt Keefe Steiner & Hottman PC has performed no accounting services for the Company other than the audit of its financial statements.
It is the Company's understanding that Ehrhardt Keefe
Steiner & Hottman PC is obliged to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange
Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by Ehrhardt Keefe Steiner & Hottman PC nor do they consider the effect, if any, of such services on audit independence.
	A representative of Ehrhardt Keefe Steiner & Hottman PC will attend the Annual Meeting of Shareholders and will have the opportunity to make a statement if he so desires. This representative will be available to respond to appropriate shareholder questions at that time.



PROPOSALS OF SHAREHOLDER FOR PRESENTATION
AT NEXT ANNUAL MEETING FOR SHAREHOLDERS

	Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company's principal executive offices by the end of the fiscal year March 31, 2000. The proponent must be a record or beneficial owner entitled to vote at the next
Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the Meeting is held.


ANNUAL REPORT

	The Annual Report to Shareholders concerning the operations of the Company during the fiscal year ended March 31, 1999, including audited financial statements for the year then ended, has been distributed to all record holders as of the record date. The Annual Report is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.


OTHER BUSINESS

	Management of the Company is not aware of any matters which are to be presented at the Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgement.



AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

	UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE,
WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB
FOR THE FISCAL YEAR ENDED MARCH 31, 1999, TO EACH
SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED
COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK
OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON AUGUST
30, 1999.  ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S
ANNUAL REPORT ON FORM      10-KSB SHOULD BE MAILED TO THE
COMPANY'S SECRETARY, MESA LABORATORIES, INC., 12100 WEST
SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above notice and Proxy Statement are sent by order of the Board of Directors.

Steven W. Peterson
Secretary



September 3, 1999




THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
MESA LABORATORIES, INC.
TO BE HELD THURSDAY, OCTOBER 21, 1999

	The undersigned hereby appoints Luke R. Schmieder as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Mesa Laboratories, Inc. held of record by the undersigned as of the close of business on August 30, 1999, at the Annual Meeting of Shareholders to be held on Thursday, October 21, 1999, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

_FOR all nominees listed below	_ WITHHOLD AUTHORITY
(except as marked to the           (to vote for all nominees
contrary below)                     listed below)

L. Schmieder, P. Duke, H.S. Campbell, P. Quedenfeld, M. Brooks

(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees' names on the space provided below.)


2. To approve the establishment of the 1999 stock compensation plan for the benefit of certain officers, directors, employees and advisors of the Company (the "1999 Stock Compensation Plan
Proposal").

_________  FOR	__________ AGAINST  __________ ABSTAIN

3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Meeting, or any adjournment or postponement thereof.


	It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE
VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1) AND IN
FAVOR OF ITEM (2).

	The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

	Please sign exactly as name appears below. When shares are held joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________ , 1999
_____________________________________________
								Signature


_____________________________________________
								Signature if held
                                                jointly

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

_ PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE
MEETING.